Exhibit 99.1

Execution Version

SIXTH AMENDMENT TO PROGRAM AGREEMENT

This SIXTH AMENDMENT (the “Amendment”), is made and entered into as of November 11, 2011 (the “Sixth Amendment Date), and amends the Program Agreement, dated as of April 15, 2003, among SAKS INCORPORATED (“Saks”), SAKS FIFTH AVENUE, INC. (as successor in interest to McRAE’S, INC., “Saks Fifth Avenue”), and HSBC BANK NEVADA, NATIONAL ASSOCIATION (the “Bank”). Saks and Saks Fifth Avenue are sometimes referred to collectively as the “Saks Companies.”

WHEREAS, the parties hereto initially entered into the Program Agreement, and subsequently amended, supplemented and modified such Program Agreement as set forth on Schedule A attached hereto (as so amended, the “Program Agreement”);

WHEREAS, the parties desire to extend the term of the Program Agreement and make certain additional amendments thereto as described in this Amendment;

NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I. AMENDMENTS OF ARTICLE I AND DEFINITIONS

Section 1.01 The Program Agreement is hereby amended to (a) delete all references to the word “Household” in the Program Agreement and insert in lieu thereof references to the word “HSBC” and (b) delete Exhibits 9.01(b) and 9.04(c).

Section 1.02 Article I of the Program Agreement is hereby amended by inserting therein the following new Section 1.01A immediately following Section 1.01:

Section 1.01A: The terms listed in Schedule 1.01 shall have their respective meanings as set forth in such Schedule.

Section 1.03 Section 1.01 of the Program Agreement is hereby amended by inserting therein the following new defined terms and their associated definitions in alphabetical order

“Account Management Expansion Initiatives”: As defined in Section 3.14(a).

“Annualized”: For any calculation or measurement made over any period, multiplying the calculation or measurement by three-hundred-sixty-five (365) and dividing by the number of days in such period. For example, (i) if such period is the full months of March and April, then the calculation or measurement would be multiplied by three-hundred-sixty-five (365) and divided by 61 (which is the equivalent of multiplying the measurement or calculation by 5.984) and (ii) if such period is the full months of September 2011 through December 2012, then the calculation or measurement would be multiplied by 365 and divided by the sum of 365 and the number of days in September 2012 through December 2012 (or 121) (which is the equivalent of multiplying the measurement or calculation by 0.751).

“Average Daily Gross Receivables”: For any measurement period, the sum of the Gross Receivables in respect of the Accounts outstanding as of each day during such measurement period divided by the number of days in such measurement period.

“Bank”: HSBC Bank Nevada, National Association (formerly known as Household Bank (SB), N.A.) and (subject to Article VIII hereof and only to the extent and for so long as the Company shall have elected not to exercise its termination rights in respect of the Bank) any successor thereto (whether by merger, consolidation, sale of all or substantially all assets or other means of any kind); and all references in this Agreement to “Household Bank”, “HSBC Bank” or any other references to an entity referred to as “HSBC” shall be deemed to be references to the Bank.

“Business Sale Event”: The announcement by Parent of the Capital One Transaction, or if the Purchase and Assumption Agreement is terminated without the consummation of the sale contemplated thereby, either (i) the announcement by Parent or any of its subsidiaries of the execution of definitive agreement(s) providing for the occurrence in the future of a Change of Control (other than a Change of Control solely of the type referred to in clause (ii) of the definition thereof) with respect to the Bank, (ii) the execution of definitive agreement(s) providing for the occurrence in the future of a Change of Control (other than a Change of Control solely of the type referred to in clause (ii) of the definition thereof) with respect to the Bank (regardless of whether or not announced by Parent or its subsidiaries) or (iii) the consummation of a Change of Control (other than a Change of Control solely of the type referred to in clause (ii) of the definition thereof) in which no definitive agreement(s) were voluntarily executed; provided, however, that no such announcement, execution or consummation referred to in clause (i), (ii) or (iii) shall be deemed to be a Business Sale Event following the time at which the Capital One Transaction or a transaction referred to in clause (i), (ii) or (iii) is first consummated following the Sixth Amendment Date. Notwithstanding anything herein to the contrary, the consummation of the Capital One Transaction or a transaction referred to in clause (i), (ii) or (iii) shall not impact the existence of a Business Sale Event that has already occurred under such clause (i), (ii) or (iii), nor shall it affect or undermine the Company’s termination rights with respect to such Business Sale Event (which shall remain in effect both before and after such consummation in accordance with Sections 8.02(a)(xiii) and 8.03(a) and the other terms of this Agreement).

“Business Sale Termination Date”: The date on which Parent or any of its subsidiaries announce that a pending Business Sale Event will not be consummated or the definitive agreements with respect to a Business Sale Event are terminated by the parties thereto.

“Capital One Assignee” As defined in Section 12.14(c).

“Capital One Transaction”: The sale transaction to Capital One Financial Corporation contemplated by the Purchase and Assumption Agreement.

“Change in Law Negotiation Period”: As defined in Section 8.04A.

“Charged-Off Account”: An Account with respect to which all or a portion of the Account balance has been charged off.

“Co-Brand Program Agreement”: That certain Co-Brand Program Agreement, between the Company and the Bank, dated as of August 11, 2006, as amended.

“Control Group”: A segment of Accounts to which a proposed Underwriting and Credit Policy modification with respect to existing Accounts will not be applied, which shall be a randomly selected segment that is representative of the Accounts to which such modification is proposed to be applied, and that is large enough to achieve statistically significant test results; provided, however, that there shall be no Control Group in the case of any modification which shall apply uniformly to all consumer private label credit card accounts of the Bank and its Affiliates.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“FDIC”: The Federal Deposit Insurance Corporation, or any successor Governmental Authority thereto.

“Full Recourse Accounts”: As defined in Schedule 13.01.

“Future Receivables”: As defined in Section 8.03(a)(iii).

“Gross Financing Income”: With respect to any period, an amount equal to the sum of (i) assessed or accrued revenue from finance charges (less waivers) (ii) revenue from late fees (less waivers), (iii) any other interest or fees payable by Cardholders under the Program and (iv) any amounts paid by the Company to the Bank pursuant to Section 3.03(g) or Section 5.03 during such period.

“Gross Receivables”: As of any date, amounts owing (net of credit balances) from Cardholders with respect to the Accounts (including outstanding loans, cash advances and other extensions of credit; billed or unbilled interest and late charges; and any other billed or unbilled fees, charges and interest assessed on such Accounts).

“LTM”: Last twelve months.

“Marketing”: Any of the following in connection with the origination of a credit product that can be used to pay for Merchandise or Services sold by the Company: marketing, advertising, promoting, endorsing or soliciting, or assisting another in any such activity.

“Net Charge-Offs”: With respect to Accounts that have been written off in a particular period in accordance with the Underwriting and Credit Policy, (a) the portion of the total Gross Receivables charged-off as uncollectible in accordance with such Underwriting and Collection Policy (and not as a result of fraud losses) during such period minus (b) any recoveries, including sales tax recoveries, received during such period on previously written-off Accounts and amounts paid to the Bank in respect written-off Accounts sold by the Bank (including the sale price of any such sold accounts).

“New Stores”: As defined in Section 9.03(b).

“Non-Transactor Gross Receivables”: With respect to any calendar month, total Average Daily Gross Receivables in such month less the portion of such Average Daily Gross Receivables that are Transactor Gross Receivables.

“Operating Procedures”: The operating procedures for the Program in effect from time to time in accordance with Articles III and IV hereof.

“Other Creditor”: As defined in Section 9.03(e).

“Other Creditor Agreement”: As defined in Section 9.03(e).

“Parent”: With respect to a Person, any Person that directly or indirectly owns a majority or controlling interest in the voting securities of such Person, whether by contract or otherwise; provided, however, that, for so long as the Person acting as “Bank” hereunder is an indirect subsidiary of HSBC Holdings, plc, no Person that is a Parent of HFC shall be deemed to be a Parent of the Bank.

“Partial Recourse Accounts”: As defined in Schedule 13.01.

“Portfolio Data”: Information regarding the Accounts and the Program reasonably requested by the Company for any prospective purchaser in connection with its due diligence investigation of a possible program relationship with the Company and the purchase of the Accounts and Account Receivables, which information shall include portfolio-level performance data and master file of the Accounts (both of which shall include data for at least the twenty-five (25) month period preceding the month in which the data is requested).

“Pro Forma Amount”: As defined in Schedule 8.03(h).

“Program A Accounts”: Accounts originated by the Bank using the Underwriting and Credit Policy for establishment of Program A Accounts, as set forth on Schedule 1.01(c) and amended from time to time pursuant to Sections 3.03 and 3.04.

“Program B Accounts”: Accounts originated by the Bank using the Underwriting and Credit Policy for establishment of Program B Accounts, as set forth on Schedule 1.01(d) and amended from time to time pursuant to Sections 3.03 and 3.04.

“Program B+ Accounts”: Accounts originated by the Bank using the Underwriting and Credit Policy for establishment of Program B+ Accounts, as set forth on Schedule 1.01(e) and amended from time to time pursuant to Sections 3.03 and 3.04.

“Program I Accounts”: Accounts originated by the Bank using the Underwriting and Credit Policy for establishment of Program I Accounts, as set forth on Schedule 1.01(f) and amended from time to time pursuant to Sections 3.03 and 3.04.

“Program Year”: As defined in Schedule 5.01.

“Purchase and Assumption Agreement”: The Purchase and Assumption Agreement between Capital One Financial Corporation and certain affiliates of the Bank, dated as of August 10, 2011, as the same may be amended or modified from time to time.

“Recourse Account Balances”: As defined in Section 13.04.

“Recourse Accounts”: As defined in Schedule 13.01.

“Recourse Program”: As defined in Schedule 13.01.

“Refund Amount”: As defined in Schedule 8.03(h).

“Related Interest”: As to any Person, the Affiliates, officers, directors and agents of such Person.

“Retained Receivables”: As defined in Section 8.03(a)(iii).

“Reversion Date”: As defined in Schedule 8.03(h).

“Saks Fifth Avenue”: Saks Fifth Avenue, Inc., as successor to Jackson Office Properties, Inc. (successor to McRae’s), and any successor thereto, and all references in this Agreement to “McRae’s” shall be deemed to be references to Saks Fifth Avenue.

“Second Look Program”: As defined in Section 2.07(c).

“Separate Bank Agreement”: As defined in Section 9.03(c).

“Servicing Fee”: As defined in the Servicing Agreement.

“Sixth Amendment Date”: November 11, 2011.

“Solicitation Materials”: Documentation, materials, artwork and copy, in any format or media (including television and radio), used to promote or identify the Program to Cardholders and potential Cardholders, including direct mail solicitation materials and coupons.

“Store Conversion Date”: As defined in Section 9.03(c).

“Transactor Gross Receivables”: In respect of any calendar month, those Average Daily Gross Receivables in respect of any Accounts that are not accruing finance charges in such calendar month.

Section 1.04 Section 1.01 is hereby amended by deleting each of the defined terms set forth below and their associated definitions in the form currently set forth in the Program Agreement and replacing them in their entirety with the corresponding defined and the associated definition set forth below in the form set forth below:

“Change of Control”: A Person shall be deemed to have experienced a “Change of Control” if (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the “beneficial owner” as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition), directly or indirectly, of 50% or more of the total voting power of the then outstanding voting capital stock or voting securities of such Person or of any Parent of such Person, (ii) a majority of the board of directors of such Person or of any Parent of such Person does not consist of Continuing Directors, (iii) such Person or any Parent of such Person merges, consolidates, is acquired by or otherwise combines with any other Person in a transaction in which the subject Person is not considered the surviving entity or which constitutes a “merger of equals,” or (iv) all or substantially all of the assets of the Person or of any Parent of such Person are to be sold to a third party. In the case of the Bank, in addition to the foregoing, the following shall also be a “Change of Control”: both (A) the disposal or termination of a majority of the business unit of the Bank and its Affiliates conducting the Credit Card Business (whether or not such sale constitutes a sale of all or substantially all assets of any particular Person), and (B) the Bank and its Affiliates are no longer reasonably able to service the Program in a manner consistent with industry standards and in all events in a manner at least equal to the level of service provided on the Sixth Amendment Date. A Person shall not be considered the “surviving entity” in a transaction if either (i) the members of the board of directors of the subject Person immediately prior to the earlier of the execution of the agreement with respect to such transaction or the consummation of such transaction constitute less than a majority of the of the members of the board of directors or comparable governing body of the entity surviving or resulting from the transaction or (ii) securities of the subject Person that are outstanding immediately prior to the transaction (or securities in which such securities are converted in the transaction) represent less than 50% of the total voting powers of the ultimate parent entities of the entity surviving or resulting from the transaction.

“Gross Charge-Offs”: With respect to Accounts that have been written off in a particular period in accordance with the Underwriting and Credit Policy, the portion of the total Gross Receivables charged-off as uncollectible in accordance with such Underwriting and Collection Policy (and not as a result of fraud losses) during such period.

“HFC”: HSBC Finance Corporation and any successor thereto (whether by merger, consolidation, sale of all or substantially all assets or other means of any kind.

“HSBC Material Adverse Effect”: Any change, circumstance, occurrence, event or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to (i) the business, assets, financial condition, results of operations or prospects of any HSBC Entity or the Bank’s ultimate Parent (including such ultimate Parent’s failure to maintain an investment grade rating from at least two of Fitch, Inc., Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody’s Investor Services, Inc.), or (ii) the ability of any HSBC Entity to consummate the transactions contemplated by the Transaction Documents.

“HSBC Switching Cost”: (i) For the period from the Sixth Amendment Date through and including April 14, 2013, $50,000,000 and (ii) thereafter, an amount equal to the product of (x) 5.50% and (y) the aggregate outstanding amount of all Account Receivables in respect of Program A Accounts.

“Opinion of Counsel”: A written opinion (including a reasoned opinion) of outside counsel, which counsel shall be reasonably acceptable, and the form and substance of which opinion shall be reasonably acceptable, to each of the Parties.

“Primary Servicer”: HSBC Card Services, Inc. and (subject to Article VIII hereof and only to the extent and for so long as the Company shall have elected not to exercise its termination rights in respect of the Bank) any successor thereto, or any Replacement Primary Servicer.

“Reference Banks”: Citibank, N.A., GE Money Bank, Chase Bank USA, N.A., Capital One, National Association and the Retailer Reference Banks, and any successor to any of the foregoing; provided that upon the occurrence of a material adverse change in the business, financial condition or results of operations of a Reference Bank (as determined by the Company in its reasonable judgment), such entity shall cease to be a Reference Bank. A condition is true with respect to the Reference Banks if it is true with respect to at least two Reference Banks, including at least one Retailer Reference Bank.

“Retailer Reference Banks”: Department Stores, National Bank, World’s National Bank, Nordstrom fsb, Retailers National Bank, World’s Foremost Bank and Target National Bank.

“Saks Switching Cost”: (i) For any period from the Sixth Amendment Date through and including April 14, 2013, $25,000,000 and (ii) thereafter, an amount equal to the product of (x) 2.75% and (y) the aggregate outstanding amount of all Account Receivables in respect of Program A Accounts.

“Unearned Prepaid Program Fee”: For any period, the amount set forth opposite such period on Schedule 1.01(i) hereto.

Section 1.05 Section 1.01 of the Program Agreement is hereby amended by deleting the following defined terms and their associated definitions as currently set forth in the Program Agreement:

Additional Prepaid Program Fee;

Applicable Setup Cost Refund;

CI Value;

Composite Index;

Household International;

LTM Average Composite Index;

Marketing Contribution;

Program Fee; and

Program Fee Percentage.

Section 1.06 The definition of “Event of Bankruptcy” is hereby amended by deleting from clause (a) thereof the following words: “with respect to any Person the deposits of which are insured by the FDIC,”.

Section 1.07 Section 1.05 of the Program Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section 1.05:

Section 1.05 Clarification of “Legal and/or Regulatory Requirements”. For the avoidance of doubt, the phrases “legal or regulatory requirements” and “legal and regulatory requirements” encompass, in addition to other Requirements of Law, requirements imposed by applicable safety and soundness considerations or by a Governmental Authority; provided, however, that the Bank may rely on a safety and soundness requirement or a requirement imposed by a Governmental Authority as the basis for exercising its ultimate decision making authority under Section 3.04(c)(i), (ii) or (iii) only if, in addition to satisfying all of the other requirements of this Agreement in respect thereof, the Bank provides the Company with a duly executed certification from an officer of the Bank at the level of CEO, Card and Retail Services of the Bank (or any successor title serving the same role in the future) or an officer of the Bank directly reporting thereto, that the Bank has determined that the Bank is required to make such decision in the manner proposed by it in order to satisfy applicable safety and soundness requirements to which Bank is subject or a specific requirement of a Governmental Authority, as applicable; provided, further, that Bank may provide the Company with such a certificate in lieu of an Opinion of Counsel otherwise required under this Agreement with respect to a legal or regulatory requirement if such legal or regulatory requirement is (i) a safety and soundness requirement or (ii) a requirement imposed by a Governmental Authority. If the Bank becomes subject to a new Requirement of Law imposed by a Governmental Authority, to the extent permitted by Requirements of Law, the Bank shall disclose information received from such Governmental Authority in connection with the imposition of such new Requirements of Law.

Section 1.08 The Program Agreement is hereby amended by:

(a) deleting Exhibit 10.01 as currently set forth in the Program Agreement and inserting in lieu thereof Exhibit 10.01, respectively, as attached hereto.

(b) inserting in the appropriate numerical order the following new Schedules and Exhibits each as attached hereto:

Schedule 1.01

Schedule 1.01(a)

Schedule 1.01(b)

Schedule 1.01(c)

Schedule 1.01(d)

Schedule 1.01(e)

Schedule 1.01(f)

Schedule 1.01(g)

Schedule 1.01(h)

Schedule 1.01(i)

Schedule 2.04

Schedule 3.14

Schedule 3.14(a)

Schedule 5.01

Schedule 5.04

Schedule 5.05(a)

Schedule 8.03(h)

Schedule 13.01; and

(c) deleting the following Schedules and Exhibits as currently set forth in the Program Agreement:

Schedule 5.01(d)(1)

Schedule 5.01(d)(2)

Schedule 5.04(a)

Schedule 5.04(b)

Exhibit 9.01(b)

Exhibit 9.04(c)

Article II. AMENDMENTS OF ARTICLE II

Section 2.01 Section 2.01(b) of the Program Agreement is hereby amended by adding phrase “or Article XIII” at the end of the second sentence thereof.

Section 2.02 Section 2.01 of the Program Agreement is hereby amended by adding the following at the end of subsection (c) thereof:

“The Bank shall use commercially reasonable efforts to ensure that no later than November 14, 2011, the Bank shall accept internet Credit Card Applications and shall provide to the Company the new Account number table or Account number ranges that will be assigned to approved Accounts; provided that Bank shall be required to begin to accept internet Credit Card Applications no later than November 18, 2011 so long as the Bank is not prevented from complying with such requirement by Company, including Company’s failure to have prepared its website to facilitate the acceptance of internet Credit Card Applications by Bank. The Company will use these Account numbers to apply the Company’s first day discount for purchases made on the internet or at point of sale.”

Section 2.03 Section 2.04(b) of the Program Agreement is hereby amended by inserting the phrase “with respect to Program A” immediately after the phrase “multiplied by the LTM Net Volume” that appears therein.

Section 2.04 Section 2.04 of the Program Agreement is hereby amended by adding a new subsection (c) as set forth on Schedule 2.04.

Section 2.05 Section 2.05 is hereby amended by replacing the phrase “Program Fee” in the last sentence thereof with “RAM Sharing Amount”.

Section 2.06 Section 2.06 is hereby amended by:

(a) in Section 2.06(a), adding the phrase “Section 2.04(b) or” immediately before the phrase “Article IX” and the phrase “, or engage in Marketing with respect to,” immediately after the phrase “or enter into the provision of”;

(b) in Section 2.06(b), replacing the phrase “credit card product” with “credit card or other credit product”;

(c) in Section 2.06(b), replacing the phrase “credit or (ii)” with “credit, (ii)”; and

(d) in Section 2.06(b), adding the phrase “or (iii) acceptance of a payment device (including any payment device that provides its holder with the ability to obtain or access credit) provided that the Company does not engage in Marketing with respect to any credit product accessed by such device” following the phrase “overdraft line of credit”.

Section 2.07 The Program Agreement is hereby amended by adding the following Section 2.07 after Section 2.06:

“Section 2.07. Second Look Program.

(a) The Company agrees to use commercially reasonable efforts to (i) facilitate internet Credit Card Applications and usage by presenting Credit Card payment opportunities on the Company’s website no less favorably than it presents other accepted payment products and (ii) maintain links to all electronic forms for internet Credit Card Applications in positions on the Company’s websites reasonably designed by the Company to promote such usage or as otherwise mutually agreed between the Company and the Bank.

(b) If, after March 31, 2012, the Internet Approval Rate for the applications received over the internet is less than the Applicable Internet Approval Rate Threshold then in effect, the Company may request in writing that the Bank modify the credit underwriting standards for such applications to increase such approval rate above such level. The Bank will notify the Company no later than fifteen (15) days after receipt of such a request whether the Bank, in its sole discretion, is willing to make modifications reasonably designed to increase the approval rate to such level, in which case the Bank will implement such modifications no later than forty-five (45) days after informing the Company of such decision.

(c) If (i) the Bank chooses to implement any modifications pursuant to subsection (b) and the Internet Approval Rate for the internet channel on the date that is three full months after the earlier of the implementation of such modifications and the date on which the Bank was required to implement such modifications is less than the Applicable Internet Approval Rate Threshold then in effect or (ii) the Bank chooses not to implement any modifications pursuant to subsection (b) or fails to notify the Company of its decision whether or not to implement modifications by the date required above, then, so long as the Company has not exercised its right under Schedule 5.04 to terminate the origination of Program I Accounts, the Saks Companies shall have the right during the Term to establish a program (a “Second Look Program”) for a credit product that (x) is usable solely to make purchases over the internet (it being agreed that the Company shall not furnish Company-provided hardware devices, such as kiosks, for the purpose of providing customers with access to such credit product in its brick and mortar Stores), (y) will be provided to customers whose internet Credit Card Applications have been declined by the Bank and (z) does not use the Saks Marks other than solely on the website at which consumers apply under the Second Look Program; provided, that, the creditor for the Second Look Program may identify purchases as being made on saksfifthavenue.com (or any other or successor internet sites then in use by the Saks Companies) on billing statements and in other collection efforts. Upon the request of a Saks Company, the Bank will use commercially reasonable efforts to forward to the Saks Companies or a provider of secondary financing the Credit Card Applications with respect to such customers and will take such other actions as are reasonably requested by the Saks Companies in order to (i) facilitate the issuance of an internet credit product to such customers pursuant to any Second Look Program and (ii) at the request of the Company, reasonably cooperate with the Company and the issuer with respect to such Second Look Program to formulate a joint cardholder account application and/or common terms and conditions disclosures for the Program and such Second Look Program.

(d) The Company may offer a Second Look Program for internet applications as described in this Section 2.07 notwithstanding the exclusivity restrictions under Section 2.06.

(e) Notwithstanding anything in this Section 2.07 to the contrary, if the creditworthiness of the future “through the door” population for the internet channel is lower than the creditworthiness of applicants who applied through the internet channel from January 1, 2008 through and including December 31, 2008 (as evidenced by a Creditworthiness Decline), the Bank may propose that the Applicable Internet Approval Rate Threshold be adjusted solely to take into account such change and the parties shall negotiate in good faith and shall agree to such adjusted Applicable Internet Approval Rate Threshold. Following such agreement regarding such adjustment, the Company’s rights under Section 2.07(c) shall be based on any such revised Applicable Internet Approval Rate Threshold.”

Article III. AMENDMENTS OF ARTICLE III

Section 3.01 Section 3.03 is hereby amended by adding at the end thereof the following new subsection (j):

“(j) Within a reasonable period of time following each meeting of the Operating Committee, the Bank shall prepare and publish minutes with respect to such meeting that have been approved by a senior vice president of the Bank and a senior vice president of the Company (or any other similarly ranking official of the Bank or the Company, as the case may be, who is not an Operating Committee member and shall have been designated in writing by one Party to the other Party).”

Section 3.02 Section 3.04(c) is hereby amended by adding at the end thereof the following:

“Notwithstanding the foregoing, no modification to the Underwriting or Credit Policy shall be made unless, not less than five (5) Business Days prior to making any request that the Operating Committee take action to consider such modification for approval or disapproval, the Bank shall have provided to the Company (A) a strategy tree describing the segmentation used in the modification and including the number of accounts affected, the projected sales impact, and the projected dollar loss rate, (B) in the case of a proposed modification of the Underwriting and Credit Policy relating to the underwriting or approval of Credit Card Applications, whether an Approval Rate Shortfall would occur applying such proposed modifications to the Approval Rate Measurement Population, and (C) in the case of any proposed modification relating to the management of Accounts after origination, the Sales Decrease projected to result from the modifications to the Underwriting and Credit Policy. Furthermore, the Bank shall use commercially reasonable efforts to provide the Company, upon request, with such other information and data as has customarily been provided in either the case of a proposed modification of the Underwriting and Credit Policy relating to the underwriting or approval of Credit Card Applications or the management of Accounts after origination.”

Section 3.03 Article III is hereby amended by adding the following new Section 3.04A after Section 3.04:

“Section 3.04A. Special Provisions on Account Management.

(a) Notwithstanding the provisions of Section 3.04, solely as they relate to management of Accounts after origination, the Bank shall not have ultimate decision-making authority over the issues referred to in clause (ii) or (iii) of Section 3.04(c) unless either (i) the Bank’s position with respect to such issues is dictated by legal and regulatory requirements or (ii) a Trigger Condition exists.

(b) Notwithstanding the provisions of Section 3.04A, Bank shall have the right to exercise its ultimate decision-making authority over issues referred to in clause (ii) or (iii) of Section 3.04(c) with respect to any Eligible Segment at any time in which Bank has the obligation to implement an Account Management Expansion Initiative pursuant to Section 3.14.

(c) For the avoidance of doubt, nothing in this Section 3.04A shall affect the Bank’s ultimate decision-making authority over the issues referred to in clause (ii) or (iii) of Section 3.04(c) as it relates to Credit Card Applications.

(d) Following implementation of any modification to the Underwriting and Credit Policy governing or affecting existing Accounts pursuant to Bank’s ultimate decision-making authority over issues referred to in clause (ii) or (iii) of Section 3.03(c) as permitted by this Section 3.04A, unless such modification is a modification that has been applied uniformly to all private label consumer credit card accounts of Bank and its Affiliates, Bank shall provide an analysis on a monthly basis following the first such implementation of the cumulative sales decrease for the rolling twelve-month period ending with each month following such implementation and up to and including the most recently completed month. For the avoidance of doubt, such analysis shall be based on the sales decrease observed based on the comparison between the Accounts in the Test Group and the Accounts in the Control Group for such Underwriting and Credit Policy modification.

Section 3.04 Section 3.07(c) is hereby amended by replacing the phrase “Program Fee” in the last sentence thereof with “RAM Sharing Amount”.

Section 3.05 Section 3.07(e) is hereby amended by adding at the end thereof the following:

“provided that the license described in Section 3.07(c) above shall continue to apply solely for administrative purposes with respect to any Retained Receivables for so long as such Retained Receivables remain outstanding, including for purposes of billing statements and other collection efforts.”

Section 3.06 Article III is hereby amended by inserting the following Section 3.14 at the end thereof:

“Section 3.14.

(a) If the conditions set forth in Schedule 3.14 are satisfied, then Bank shall use commercially reasonable efforts to implement one or more initiatives to increase credit available on existing Accounts (each, an “Account Management Expansion Initiative”). Such Account Management Expansion Initiatives will be designed by Bank to apply to a number of existing Accounts equal to not less than the Expansion Number in each of the next succeeding twelve month periods during which clauses (i) and (ii) above are satisfied; provided, however, that Bank shall be required to implement such Account Management Expansion Initiatives only to the extent that using standard segmentation methodologies it is reasonably able to identify sufficient Accounts available for which the forecasted Post Marketing and Servicing RAM on incremental Gross Receivables originated as a result of such Account Management Expansion Initiative is at least the RAM Target. Schedule 3.14(a) hereto sets forth examples of Account Management Expansion Initiatives that Bank may implement, including initiatives with respect to proactive or customer initiated credit line increases, expansion of overlimit authorization strategies, relaxation of existing credit line decrease strategies or inactive account closure strategies.

(b) For purposes of Bank’s obligations under Section 3.14(a): (i) Accounts targeted for Account Management Expansion Initiatives implemented during any twelve month period immediately preceding the date on which Account Management Expansion Initiatives obligations arise under this Section 3.14 shall count toward the foregoing target; (ii) any Accounts targeted by the Bank for a twelve month period above the required number shall count toward the target for a maximum of twelve months following the implementation of the action; and (iii) Bank shall target the required number of Accounts as set forth in Section 3.14(a) by the end of the twelfth month following the date the conditions set forth in clause (i) and (ii) of Schedule 3.14 were initially satisfied, provided that in the event the conditions referred to in clause (i) and (ii) of Schedule 3.14 exist for more than twelve months, the additional Accounts to be targeted in respect of each additional twelve month period (or portion thereof) shall be targeted by the end of such additional twelve month period.

(c) Notwithstanding anything in this Section 3.14 to the contrary, (i) if the Bank initiates an Account Management Expansion Initiative and either of the conditions set forth in Schedule 3.14 triggering the requirement for such Account Expansion Initiative ceases to be satisfied, then Bank shall not be required to initiate a subsequent Account Management Expansion Initiative until such time as the condition in such clauses (i) and (ii) of Schedule 3.14 are once again thereafter satisfied and (ii) Bank shall be entitled to modify, adjust or terminate any such Account Management Expansion Initiative, from time to time, during the course thereof so that the forecasted Post Marketing and Servicing RAM for the incremental Gross Receivables originated as a result of such Account Management Expansion Initiative continues to meet the RAM Target, or if required by legal or regulatory requirements; provided that notwithstanding Bank’s termination of any such Account Management Expansion Initiative, Bank shall undertake commercially reasonable efforts to meet the targeted number of Accounts as provided in this Section 3.14.”

Article IV. AMENDMENTS OF ARTICLE V

Section 4.01 Section 5.01 of the Program Agreement is hereby amended by deleting such Section in its entirety, and by deleting Schedules 5.01(d)(1) and 5.01(d)(2) referred to therein, and inserting in lieu thereof the following new Section 5.01:

Section 5.01. Program Economics. Bank shall pay to the Company the amounts set forth in Schedule 5.01, as such amounts may be adjusted from time to time as set forth in such Schedule.

Section 4.02 The Program Agreement is hereby amended by deleting Section 5.04 thereof in its entirety, and by deleting Schedules 5.04(a) and 5.04(b) referred to therein, and inserting in lieu thereof the following:

“Section 5.04. Program A Accounts, Program B Accounts, Program B+ Accounts and Program I Accounts.

(a) Notwithstanding anything in this Agreement to the contrary, the terms and conditions for the Underwriting and Credit Policy for each of the Program A Accounts, the Program B+ Accounts, the Program B Accounts and the Program I Accounts, in each case, as mutually adopted by the Bank and Company as of the Sixth Amendment Date are set forth on Schedules 1.01(c), 1.01(d), 1.01(e) and 1.01(f) hereto, respectively.

(b) The Parties agree that once an Account has been originated as a Program A Account, a Program B Account, a Program B+ Account or a Program I Account, such Account shall not be designated as an Account under a different program.

(c) The Parties agree that (i) all Accounts opened as a result of Credit Card Applications submitted by consumers over the Internet (and not from a Store) shall be Program I Accounts and (ii) no Accounts opened as a result of applications through Stores other than Saks Fifth Avenue shall be Program B+ Accounts.

(d) The Parties agree that (i) notwithstanding any other provision of the Servicing Agreement, the Company shall not charge any servicing fee for any Program B Accounts, any B+ Accounts or any Program I Accounts and (ii) the payment specified in Section 2.04(b)(ii) shall not apply to any Program B Accounts, any Program B+ Accounts or any Program I Accounts.

(e) Changes to any Underwriting and Credit Policy with respect to Program A Accounts, Program B+ Accounts, Program B Accounts or Program I Accounts shall be adopted by the Operating Committee (including by Bank breaking a deadlock through exercise of its ultimate decision making authority) as set forth in Sections 3.03 and 3.04 and shall be reflected in the minutes of the Operating Committee meetings.

(f) Each Party shall have the right to review the Underwriting and Credit Policy for Program A Accounts, Program B Accounts, Program B+ Accounts or Program I Accounts at any time, and to propose changes to such Underwriting and Credit Policy to the other party, provided that any such changes shall be made only by the Operating

Committee (including by Bank breaking a deadlock through exercise of its ultimate decision making authority) in accordance with Section 3.03 and 3.04. The Parties also shall review the performance of Program B Accounts, Program B+ Accounts and Program I Accounts and the pricing between the Company and the Bank with respect to such programs no less frequently than every six (6) months. For the avoidance of doubt, the consumer terms (other than credit limits) applicable to Program A Accounts, Program B+ Accounts, Program B Accounts and Program I Accounts shall be the same unless otherwise determined pursuant to this Agreement.

(g) The parties shall make payments to each other in respect of the Program B, B+ and I Accounts the applicable amounts set forth in Schedule 5.04 at such times as are stated in such Schedule.

Section 4.03 Article V of the Program Agreement is hereby amended by adding at the end thereof the following new Section 5.05:

“Section 5.05 Incremental Revenue Share for 2011. No later than the 10th Business Day after the Sixth Amendment Date, the Bank shall pay to the Saks Companies an amount in respect of the Incremental Revenue Share for 2011 as set forth on Schedule 5.05(a) hereto.”

Article V. AMENDMENTS OF ARTICLE VII

Section 5.01 Sections 7.02(a) and (b) are hereby deleted and replaced in their entirety with the following:

“(a) A copy of the annual financial statements of the Bank and of the Bank’s ultimate Parent and its consolidated subsidiaries, consisting in each case of a balance sheet and related statements of income, changes in shareholders’ equity and cash flows, all prepared in accordance with GAAP and certified by independent certified public accountants (provided, however, that if audited financial statements are not otherwise prepared for the Bank, unaudited financial statements of the Bank may be delivered), within 120 days after the close of each fiscal year (or any shorter period mandated by law for the Bank or the Bank’s ultimate Parent, as the case may be, to file such financial statements with any applicable regulatory authority).

(b) A copy of the unaudited quarterly financial statements of the Bank and of the Bank’s ultimate Parent and its consolidated subsidiaries of the type referred to in Section 7.02(a), prepared in each case in accordance with GAAP, within 60 days after the close of each fiscal quarter of the applicable HSBC Entity (or any shorter period mandated by law for the Bank or the Bank’s ultimate Parent, as the case may be, to file such statements with any applicable regulatory authority).”

Section 5.02 Section 7.02 is hereby amended by adding at the end thereof the following new subsections (d) and (e):

“(d) The Bank and the Company acknowledge that a Business Sale Event has occurred prior to the Sixth Amendment Date as a result of the Capital One Transaction. The Bank shall provide written notice to the Company of the occurrence of any Business Sale Termination Date with respect to the Capital One Transaction and, except to the extent that the Bank shall reasonably determine that it is under an obligation not to make such disclosure, including as a result of a contractual confidentiality restriction or a Requirement of Law, the Bank shall provide written notice to the Company of the occurrence of any subsequent Business Sale Event after the Sixth Amendment Date or any other Business Sale Termination Date, in each case as promptly as reasonably practicable following the occurrence thereof.

(e) Within 30 days following the receipt of any written notice of termination from the Company or delivery of any written notice of termination by the Bank (or as soon as reasonably practicable, and in no event later than 30 days, after the occurrence of an Event of Bankruptcy with respect to any HSBC Entity), the Bank shall deliver the Portfolio Data to the Company and shall update the information contained in the Portfolio Data from time to time thereafter at the Company’s reasonable request; provided that, the Company shall not exercise such right more than two times during any six month period and three times during any twelve month period.”

Article VI. AMENDMENT TO ARTICLE VIII

Section 6.01 Section 8.01 of the Program Agreement is hereby amended by deleting the word “tenth” and inserting in lieu thereof “fifteenth”.

Section 6.02 Section 8.02(a) of the Program Agreement is hereby amended by deleting clause (iv) in its entirety and replacing it with the following:

“(iv) An Event of Bankruptcy shall have occurred with respect to any HSBC Entity or the Bank’s ultimate Parent.”

Section 6.03 Section 8.02(a) of the Program Agreement is hereby amended by deleting clause (vi) in its entirety and replacing it with the following:

“(vi) A Change of Control shall occur with respect to any HSBC Entity; provided, however, that, the termination right set forth in this Section 8.02(a)(vi) shall not be available to the Company with respect to consummation of any transaction if the Company has or had a termination right pursuant to Section 8.02(a)(xiii) with respect to such transaction.”

Section 6.04 Section 8.02(a) of the Program Agreement is hereby amended by deleting clause (vii) in its entirety and replacing it with the following:

“(vii) The Bank’s ultimate Parent shall fail to maintain an investment grade rating from at least two of Fitch, Inc., Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. and Moody’s Investor Services, Inc.”

Section 6.05 Section 8.02(a) of the Program Agreement is hereby amended by adding at the end thereof the following new clauses:

“(xiii) Any Business Sale Event shall occur on or prior to June 30, 2012.

(xiv) Any Business Sale Termination Date shall have occurred and thereafter no Business Sale Event shall have occurred other than a Business Sale Event as to which a Business Sale Termination Date shall have occurred.

(xv) Both (A) Bank shall have communicated to the Company a definitive decision on its part to exercise its ultimate authority to implement a modification to the Underwriting and Credit Policy with respect to the underwriting or approval of Credit Card Applications without the approval of the Company’s voting members of the Operating Committee (or Bank shall have actually implemented any such modification without the approval of the Company’s voting members of the Operating Committee pursuant to Section 3.03), and (B) an Approval Rate Shortfall would occur applying the Underwriting and Credit Policy as it exists after modification. Any such termination by the Company shall not limit either Party’s rights under Sections 3.03 or 3.04.

(xvi) A Change in Law Event shall have occurred and the Parties shall not have reached an agreement regarding new economics for Program A Accounts at the end of the Change in Law Negotiation Period.

(xvii) Both (A) Bank shall have communicated to the Company a definitive decision on its part to exercise its ultimate authority to implement a modification to the Underwriting and Credit Policy with respect to management of Accounts after origination without the approval of the Company’s voting members of the Operating Committee (or Bank shall have actually implemented any such modification without the approval of the Company’s voting members of the Operating Committee pursuant to Section 3.03), and (B) a Sales Decrease Trigger shall have occurred as a result of such modification. Any such termination by the Company shall not limit either Party’s rights under Sections 3.03 or 3.04.”

Section 6.06 Section 8.02(b) of the Program Agreement is hereby amended by adding at the end thereof the following new clauses:

“(vi) Any Business Sale Termination Date shall have occurred and thereafter no Business Sale Event shall have occurred other than a Business Sale Event as to which a Business Sale Termination Date shall have occurred.

(vii) A Change in Law Event shall have occurred and the Parties shall not have reached an agreement regarding new economics for Program A Accounts at the end of the Change in Law Negotiation Period.”

Section 6.07 Section 8.03 of the Program Agreement is hereby amended by:

(a) adding immediately prior to the period (“.”) at the end of the first sentence of Section 8.03(a) the following:

“and except that (A) in order for the Company to terminate this Agreement pursuant to Section 8.02(a)(xiii), such written notice must be delivered to the Bank (1) (I) no earlier than September 1, 2012 and (II) no later than September

30, 2012, in the case of the Business Sale Event arising from the Capital One Transaction and (2) no later than the 120th day following any other Business Sale Event, (B) in order for the Company to terminate this Agreement pursuant to Section 8.02(a)(xiv), such written notice must be delivered to the Bank (x) no earlier than July 1, 2012 and (y) no later than the later of (1) December 31, 2012 and (2) the 90th day after the Company receives written notice of the occurrence of such Business Sale Termination Date pursuant to Section 7.02(d), (C) in order for the Company to terminate this Agreement pursuant to Section 8.02(a)(xv) or (xvii), such written notice must be delivered to the Bank no later than 90 days after the date on which Bank has communicated to the Company its definitive decision to exercise its ultimate decision making authority under Section 3.04 or actually made the modification of the Underwriting and Credit Policy leading to such termination right, and (D) in order for the Company to terminate this Agreement pursuant to Section 8.02(a)(xvi), such written notice must be delivered to the Bank no later than 10 days after the end of the Change in Law Negotiation Period. In the case of any termination of this Agreement pursuant to Section 8.02(a)(xiii), (xiv), (xv), (xvi), or (xvii), the effective date of termination shall be the date that is the first anniversary of the later of (1) the date on which written notice of termination is delivered by the Company and (2) the date on which the Bank shall have delivered the Portfolio Data to the Company and shall have certified such delivery in writing to the Company.”

(b) adding at the beginning of Section 8.03(a)(i) the following: “Except as otherwise provided in Section 8.05 or Section 8.07 hereof,”

(c) adding after “or Section 8.02(a)(viii)” in Section 8.03(a)(ii)(D) the following: “or Section 8.02(xiii)”;

(d) deleting Section 8.03(a)(iii) in its entirety and inserting the following in lieu thereof:

“(iii) Whether or not the Company exercises its option under Section 8.03(a)(iv) to purchase the Account Receivables, the Company shall have the option to require the Bank to execute all necessary documents and take all other necessary steps to convey to or at the direction of the Company, at termination of this Agreement, all Accounts existing at that time as they relate to Account Receivables to be generated after such conveyance (“Future Receivables”), it being understood and agreed that the Company shall not be required to make any payment with respect to (A) such Accounts as so conveyed or (B) the Account Receivables (if the Account Receivables are not purchased); provided, however, that (i) for the avoidance of doubt, in any such conveyance to Company, in the event that the Company does not exercise its option under Section 8.03(a)(iv) to purchase Account Receivables outstanding on the Accounts at the time of conveyance (“Retained Receivables”), Bank shall be entitled to retain the Accounts as they relate to such Retained Receivables; (ii) if conveyance of the Accounts as they relate to Future Receivables to the Company, while Bank retains the Accounts as they relate to Retained Receivables, would violate applicable law or regulation, or require consent from Cardholders that the Company or its assignee will not obtain, the Parties shall use reasonable efforts to develop and implement an alternative structure which provides each of the Parties substantially the same rights and responsibilities; and (iii) in no event will Bank be required to assign Accounts to the Company as provided in this Section 8.03(a)(iii) if doing so would violate applicable law or regulation or would be without any required consent for Cardholders.”

(e) deleting in Section 8.03(a)(iv) the phrase “, on not less than ten Business Days’ notice to Household Bank,” appearing therein;

(f) adding immediately preceding the semi-colon (“;”) in Section 8.03(a)(iv) the following proviso:

“provided, however, that (A) in the event of a termination of this Agreement by reason of a Saks Early Termination Event referred to in Sections 8.02(a)(xiv), (xv) or (xvii), the amount payable for such Account Receivables shall be the aggregate outstanding balance of all such Account Receivables on such date; provided, further, however, that the Company may, in its sole discretion, but shall not be obligated to, purchase any charged-off Account Receivables that have not been sold by the Bank for an amount equal to the Charged-Off Account Receivable Purchase Price and (B) in the event of a termination of this Agreement by reason of a Saks Early Termination Event referred to in Section 8.02(a)(xvi), the amount payable for such Account Receivables shall be as set forth in Section 8.04A.”

(g) adding at the end of Section 8.03 the following new subsections (h) and (i):

“(h) In the event that the Company delivers a termination notice in respect of a Saks Early Termination Event referred to in Section 8.02(a)(xiii), the provisions of Schedule 8.03(h) shall apply.

(i) If (i) under the terms of this Agreement, Company is obligated to pay Bank all or a portion of the Unearned Prepaid Program Fee, reduced by all or a portion of the Saks Switching Costs, and (ii) the designated portion of the Saks Switching Costs exceeds the designated portion of the Unearned Prepaid Program Fee as of the effective date of the termination of this Agreement, then Bank shall be obligated to pay such excess to the Company and the Company shall not be obligated to pay any portion of the Unearned Program Fee to Bank.

(j) Notwithstanding anything to the contrary in this Agreement, in all cases, Saks Switching Costs, HSBC Switching Costs and Unearned Prepaid Program Fees shall each be (x) determined as of the effective date of termination of this Agreement (and not as of the date of any notice of termination) and (y) paid upon the effective date of termination of this Agreement.”

Section 6.08 Section 8.04 of the Program Agreement is hereby amended by:

(a) adding immediately prior to the period (“.”) at the end of the first sentence thereof the following:

“and except that (A) in order for the Bank to terminate this Agreement pursuant to Section 8.02(b)(vi), such written notice must be delivered to the Company no later than the date that is the later of (1) December 31, 2012 and (2) the 90th day after the date of receipt by the Company of written notice of the occurrence of such Business Sale Termination Date pursuant to Section 7.02(d) and (B) in order for the Bank to terminate this Agreement pursuant to Section 8.02(a)(vii), such written notice must be delivered to the Company no later than 10 days after the end of the Change in Law Negotiation Period. In the case of any termination of this Agreement pursuant to Section 8.02(b)(vi) or (vii), the effective date of termination shall be the date that is the first anniversary of the later of (1) the date that written notice of such termination is delivered by the Bank and (2) the date on which the Bank shall have delivered the Portfolio Data to the Company and shall have certified such delivery in writing to the Company.”

(b) deleting Section 8.04(a) in its entirety and inserting the following in lieu thereof:

“(a) Whether or not the Company exercises its option under Section 8.04(b) to purchase the Account Receivables, the Company shall have the option to require the Bank to execute all necessary documents and take all other necessary steps to convey to or at the direction of the Company, at termination of this Agreement, all Accounts existing at that time as they relate to Future Receivables, it being understood and agreed that the Company shall not be required to make any payment with respect to (i) such Accounts as so conveyed or (ii) the Account Receivables (if the Account Receivables are not purchased); provided, however, that (i) for the avoidance of doubt, in any such conveyance to Company, in the event that the Company does not exercise its option under Section 8.04(b) to purchase Retained Receivables, Bank shall be entitled to retain the Accounts as they relate to such Retained Receivables; (ii) if conveyance of the Accounts as they relate to Future Receivables to the Company, while Bank retains the Accounts as they relate to Retained Receivables, would violate applicable law or regulation, or require consent from Cardholders that the Company or its assignee will not obtain, the Parties shall use reasonable efforts to develop and implement an alternative structure which provides each of the Parties substantially the same rights and responsibilities; and (iii) in no event will Bank be required to assign Accounts to the Company as provided in this Section 8.04(a) if doing so would violate applicable law or regulation or would be without any required consent for Cardholders.”

(c) adding immediately preceding the semi-colon (“;”) in Section 8.04(b) the following proviso:

“provided, however, that (i) in the event of a termination of this Agreement by reason of an HSBC Early Termination Event referred to in Section 8.02(b)(vi), the amount payable for such Account Receivables shall be the aggregate outstanding balance of all such Account Receivables on such date; provided, however, that the Company may, in its sole discretion, but shall not be obligated to, purchase any charged-off Account Receivables that have not been sold by the Bank for an amount equal to the Charged-Off Account Receivable Purchase Price and (ii) in the event of a termination of this Agreement by reason of an HSBC Early Termination Event referred to in Section 8.02(b)(vii), the amount payable for such Account Receivables shall be as set forth in Section 8.04A;”

Section 6.09 Article VIII of the Program Agreement is hereby amended by inserting Section 8.04A immediately following Section 8.04:

“Section 8.04A Termination for Change in Law Event. If a Change of Law Event occurs, either Party may request in writing that the Parties shall engage in good faith negotiations regarding an amendment to this Agreement providing solely for such changes to the economics with respect to Program A Accounts as are necessary to mitigate or eliminate the reduction in pro forma revenues resulting from such Change in Law Event. If the Parties mutually agree to new economics for Program A Accounts within 90 days after such request is delivered (such period, the “Change in Law Negotiation Period”), neither the Company nor the Bank shall terminate this Agreement on the basis of the Change in Law Event. If, during such 90-day period, the Bank and the Company do not agree on changes in economics for Program A Accounts, then the Company may terminate this agreement based on a Saks Early Termination Event described in Section 8.02(a)(xvi) or the Bank may terminate this agreement based on an HSBC Early Termination Event described in Section 8.02(b)(vii) and the Company or its designee shall have the option to purchase all Account Receivables outstanding on the date of such purchase under such Accounts at the aggregate outstanding balance of all such Account Receivables on such date; provided, however, that the Company may, in its sole discretion, but shall not be obligated to, purchase any charged-off Account Receivables that have not been sold by the Bank for an amount equal to the Charged-Off Account Receivable Purchase Price.”

Section 6.10 Sections 8.05(a), (b) and (c) of the Program Agreement are hereby amended to read in their entirety as follows:

“Section 8.05 Other Termination Provisions.

(a) If this Agreement terminates (other than by reason of an Early Termination Event) at the end of the initial term or any applicable renewal term, the Company or its designee shall have the right to purchase all existing Accounts and the outstanding Account Receivables for an aggregate purchase price equal to the outstanding balance of all such Account Receivables on such date; provided, however, that the Company may, in its sole discretion, but shall not be obligated to, purchase any charged-off Account Receivables that have not been sold by the Bank for an amount equal to the Charged-Off Account Receivable Purchase Price.

(b) Notwithstanding anything in this Agreement, if the Company desires to exercise any right to purchase outstanding Account Receivables under this Agreement, then (i) in every event the purchase and conveyance of the Account Receivables, and all amounts payable between the Parties in connection therewith, shall occur simultaneously with the termination of this Agreement, and (ii) the Company shall provide the Bank with written notice of its election to exercise such a purchase right (A) at least 180 days before termination of this Agreement if this Agreement terminates upon exercise of the termination rights for an event specified in Section 8.02(a)(xiii), (xiv), (xv), (xvi) or (xvii) or Section 8.02(b)(vi) or (vii) or if this Agreement terminates other than by reason of an Early Termination Event, and (B) at least 20 Business Days before termination of this Agreement if this Agreement terminates upon exercise of any Early Termination Event other than the Early Termination Events specified in clause (i).

(c) Until the effective date of any termination of this Agreement (and including during the period following the delivery or receipt of any notice of termination from the other Party), the Parties shall continue to perform all of their respective obligations under this Agreement subject to, and in accordance with, the terms hereof, including their obligations to acquire new Accounts, fund marketing expenses in respect of the Program and promote the Program in accordance with the terms hereof.

(d) If this Agreement terminates for any reason:

(i) For the avoidance of doubt, it is understood that from and after the effective date of such termination, the Company shall be free to issue itself or through others private label credit cards bearing Saks Marks.

(ii) The Parties shall cooperate to ensure an orderly transfer of servicing to the Company and its Affiliates or to the Bank and its Affiliates, as the case may be. Each Party shall take all commercially reasonable steps necessary to effectuate a transfer by such Party, if so required. Upon the termination of this Agreement, at the written request of the Company, the Bank shall continue to perform, directly or indirectly through an Affiliate, the same servicing activities, in accordance with Section 3.09, that are performed during the Program for the period requested by the Company, but not beyond the date that is nine months following the effective date of termination of this Agreement. The Bank shall be entitled to reimbursement of the actual costs incurred by it in performing such servicing activities.

(iii) The Company and the Bank shall use commercially reasonable efforts to minimize transition costs.”

Section 6.11 Section 8.06 of the Program Agreement is hereby amended by deleting the penultimate sentence thereof and inserting in lieu thereof the following:

“If the appraisals differ by more than 5%, the two independent appraisers shall jointly appoint a third independent appraiser to perform a valuation. Fair market value shall be deemed to be the average of the fair market value of the Account Receivables as determined by the two appraisals that are closest to each other with respect to the valuation of such assets, with the third appraisal being disregarded.”

Article VII. AMENDMENT OF ARTICLE IX

Section 7.01 The Program Agreement is hereby amended by deleting Section 9.01 thereof and inserting in lieu thereof the following: “Section 9.01 [RESERVED]”.

Section 7.02 The Program Agreement is hereby amended by deleting Sections 9.02(b) and 9.02(c).

Section 7.03 The Program Agreement is hereby amended by deleting Section 9.03 thereof in its entirety and inserting in lieu thereof the following:

“(a) The Saks Companies and/or their Affiliates shall have the right at any time, and from time to time, to acquire from, or otherwise combine with (by merger, consolidation or other business combination), stores or retailers owned by a Person that is not an Affiliate, and any credit card accounts and receivables associate with such stores or retailers that are not owned by Bank or its Affiliates (such accounts and receivables, a “New Portfolio”).

(b) If the Saks Companies and/or their Affiliates propose to acquire (either directly or through acquisition or other combination with a retailer) one or more locations or operations which will sell Merchandise and/or Services following such acquisition, including by mail order or over the telephone or internet (any such acquired location or operation a “New Store”), the Company shall, to the extent the Saks Companies or their Affiliates have the opportunity to acquire a New Portfolio in connection with such acquisition, use reasonable efforts to offer or cause to be offered to Bank the opportunity to participate in the related due diligence process for purposes of assisting in development of an appropriate valuation for the New Portfolio, and allow Bank a period of not less than ten Business Days after Bank’s receipt of comprehensive information (or such information as is available) about the New Portfolio (such information either obtained by Bank through its participation in the due diligence process or provided to Bank by the Company) to make an exclusive first offer to purchase the New Portfolio.

(c) If New Stores acquired by the Saks Company and/or its Affiliates are operated using a Saks Mark:

(i) The provisions of Section 2.06 shall apply to each New Store after the date on which the New Store begins to operate using a Saks Mark (“Store Conversion Date”) and, after the Store Conversion Date, any new credit card accounts originated by such New Stores shall be incorporated into the Program on the terms of this Agreement and, subject to the other provisions of this 9.03, such New Store shall be deemed a Store hereunder.

(ii) If the Bank makes an offer to purchase any New Portfolio associated with the New Stores in accordance with Section 9.03(a) and the Company accepts such offer, then Bank will acquire such New Portfolio on the agreed upon purchase terms and the New Portfolio and any new credit card accounts originated by such New Stores shall be incorporated into the Program on the terms of this Agreement.

(iii) If the Bank does not make an offer to purchase any New Portfolio associated with the New Stores in accordance with Section 9.03(a), or if the Bank makes, but the Company does not accept, such offer, then:

(A) Any new credit card accounts originated by such New Stores following the Store Conversion Date shall be incorporated into the Program on the terms of this Agreement.

(B) Notwithstanding anything to the contrary contained in this Agreement, (i) the Company shall have the right to acquire the New Portfolio itself or through any Affiliate, or to sell the New Portfolio or cause the New Portfolio to be sold to another Person and shall have the right to renew any credit card issued pursuant to any account in the New Portfolio upon the expiration thereof; (ii) if requested by the Company in writing before the Store Conversion Date, each Store, including each such New Store, shall have the right to accept any credit cards in the New Portfolio originated before the Store Conversion Date and (iii) the Company shall have the right to cause any accounts and credit cards in the New Portfolio originated before the Store Conversion Date to be re-branded with any Saks Marks.

(C) For the avoidance of doubt, each such New Store shall be subject to Section 2.06 (as provided in Section 9.02(c)(i)) and may not engage in Marketing of any new credit card accounts after the Store Conversion Date but shall be free to promote without limit the usage and acceptance of all Accounts and credit cards in the New Portfolio.

(iv) If, pursuant to an agreement separate from this Agreement (“Separate Bank Agreement”), Bank or its Affiliate is providing a private label credit card program for the New Stores at the time the New Stores are acquired by Company or its Affiliates, then:

(A) The provisions of Section 2.06 shall apply to each New Store after the Store Conversion Date and after such date any new credit card accounts originated by such New Stores shall be incorporated into the Program on the terms of this Agreement and such New Store shall be deemed a Store hereunder.

(B) Any credit card accounts originated by Bank or its Affiliate under the Separate Bank Agreement shall remain under, and subject to, the terms and conditions of such Separate Bank Agreement, unless otherwise expressly agreed upon by the parties. Company shall be entitled to accept such credit card accounts in its Stores (including such New Stores) and, if requested by the Company in writing before the Store Conversion Date, each Store, including each such New Store, shall have the right to accept any credit cards originated by Bank or its Affiliate under the Separate Bank Agreement before the Store Conversion Date and the Company shall have the right to cause any such accounts and credit cards originated before the Store Conversion Date to be re-branded with any Saks Marks.

(C) Notwithstanding anything to the contrary herein or in the Separate Bank Agreement, compliance by the Company with the terms of clause (A) above shall not be deemed a violation of the Separate Bank Agreement, and compliance with the terms of clause (B) above shall be deemed not to be a violation of this Agreement.

(d) If the New Stores acquired by the Company or its Affiliates are not operated using a Saks Mark, then the following shall apply:

(i) If the Bank makes an offer to purchase any New Portfolio associated with the New Stores in accordance with Section 9.03(a) and the Company accepts such offer, then Bank will acquire such New Portfolio on the agreed upon terms and the New Portfolio shall be operated on such terms and conditions as the parties may mutually agree.

(ii) If the Bank does not make an offer to purchase any New Portfolio associated with the New Stores in accordance with Section 9.03(a), or if the Bank makes, but the Company does not accept, such offer, then Company shall have the right to acquire the New Portfolio itself, or to sell the New Portfolio or cause the New Portfolio to be sold to another Person.

(iii) If, pursuant to a Separate Bank Agreement, Bank or its Affiliate is providing a private label credit card program for the New Stores at the time the New Stores are acquired by Company or its Affiliates, then any credit card accounts originated by Bank or its Affiliate under the Separate Bank Agreement shall remain under, and subject to, the terms and conditions of such Separate Bank Agreement, unless otherwise expressly agreed upon by the parties.

(iv) The provisions of Section 2.06 shall not apply to any such New Store, to any activities of the Company or its Affiliates in connection with the New Portfolio or any future credit card originated through such New

Store, or to any actions taken by the Company or its Affiliates that are required pursuant to a Separate Bank Agreement. Such New Stores shall not be deemed Stores hereunder, except that notwithstanding anything to the contrary contained herein the Company shall have the right to cause the credit cards comprising the New Portfolio to be accepted in the Stores and to cause the Credit Cards to be accepted in such New Stores.

(e) Notwithstanding anything to the contrary contained in this Agreement, if, pursuant to an agreement entered into by the Person from which the Company or its Affiliate acquires New Stores or one of such Person’s Affiliates (“Other Creditor Agreement”), a Person other than Bank or its Affiliate (“Other Creditor”) provides private label credit card accounts for the New Stores, Company and its Affiliates will not be required to cause such New Stores to comply with the terms of Section 2.06 or this 9.03 to the extent that such compliance would violate the terms and conditions of such Other Creditor Agreement as in effect on the date such New Stores are acquired by the Company. Upon termination of such Other Creditor Agreement, the provisions of Section 9.03(b) and 9.03(c) or 9.03(d), as applicable shall be applied to the credit card portfolio subject to the Other Creditor Agreement as if the New Stores associated with such Other Creditor Agreement were first being acquired upon such termination of such Other Creditor Agreement. Notwithstanding anything to the contrary contained herein the Company shall have the right to require each Store to accept any credit cards in the New Portfolio and to require each New Store acquired in connection with the assumption of the Other Creditor Agreement to accept the Credit Cards and the Company shall have the right to cause at any time any accounts and credit cards in the New Portfolio to be re-branded with any Saks Marks.

(f) The Company will cause each Affiliate that it controls to comply with the provisions of this Section 9.03 in connection with the acquisition of New Stores by such Affiliate.”

Section 7.04 The Program Agreement is hereby amended by deleting Sections 9.04(c) and (d).

Section 7.05 The Program Agreement is hereby amended by:

(a) deleting the word “plus” in Section 9.05(b)(i);

(b) deleting Section 9.05(b)(ii) and 9.05(c), 9.05(d) and 9.05(f); and

(c) inserting the following at the end of the first sentence of Section 9.05(g):

“except as required by Requirements of Law or to the extent that the Company is not identified in connection with the use of such information”.

Section 7.06 Section 9.06 of the Program Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Notwithstanding anything to the contrary contained herein, if a Change of Control occurs with respect to the Company, then (a) if the acquirer is purchasing all or substantially all of the Company’s assets, the acquirer shall have the right to assume, by written agreement reasonably satisfactory in form to the Bank, all of the Saks Companies’ rights and obligations under this Agreement and (b) the Company or its designee shall have the right, upon at least 20 Business Days’ written notice to the Bank, to terminate this Agreement on the date specified in such notice and in connection therewith the Company or its designee shall have the right to purchase all Accounts and Account Receivables outstanding from the Bank on the date of such termination. Notice of such termination shall be delivered by the Company or its designee to the Bank not later than the 120th day following the closing of the transaction that triggered the Change of Control. The purchase price therefor shall equal the sum of (i) the aggregate outstanding balance of such Account Receivables on the date of such purchase and (ii) the then-applicable Unearned Prepaid Program Fee. The Bank shall also be entitled to reimbursement on the purchase date of its reasonable expenses associated with terminating the Program, which expenses shall be notified to the Company or its designee, as the case may be, at least five Business Days before the purchase date and shall in any event not exceed $1,000,000.”

Article VIII. AMENDMENT OF ARTICLE XI

Section 8.01 Article XI of the Program Agreement is hereby amended by deleting Section 11.01 thereof and inserting in lieu thereof the following:

Section 11.01. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless Bank, its Affiliates, and their respective officers, directors and employees from and against and in respect of any and all Damages, which are caused or incurred by, result from, arise out of or relate to:

(i) any Third Party Claims arising from the negligence, recklessness, dishonest or fraudulent acts or willful misconduct (including acts and omissions) of the Saks Companies or their Related Interests relating to the Program (except to the extent of any amount charged back in respect thereof pursuant to Section 4.03);

(ii) any breach by the Saks Companies or their Related Interests of any of the material terms, covenants, representations, certifications (including pursuant to Section 1.05), warranties or other provisions contained in this Agreement (except to the extent of any amount charged back pursuant to Section 4.03); except to the extent such failure to perform is caused by the failure of the Bank or any of its Affiliates to perform its obligations under any Transaction Document (including, without limitation, this Agreement and the Servicing Agreement);

(iii) any actions or omissions by Bank or its Related Interests taken or not taken at the Company’s written request or direction pursuant to this Agreement except where Bank or its Related Interests would have been otherwise required to take such action (or refrain from acting) absent the request or direction of the Company;

(iv) any Third Party Claims arising out of any failure by the Company or its Related Interests to satisfy any of its obligations to third parties with respect to the sale by them to such third parties of Merchandise or Services;

(v) any defect with respect to any Merchandise or Services (including any product liability or warranty claims with respect thereto);

(vi) any (A) Credit Card solicitations or other communications about the Program made by the Saks Companies that are not either approved by the Operating Committee or approved or provided by the Bank or (B) communications of the Saks Companies pursuant to Section 3.12 unless approved by the Operating Committee or approved or provided by Bank;

(vii) allegations by a third party that the use of the Saks Marks pursuant to Section 2.05 constitutes infringement of any intellectual property right of such third party;

(viii) the operation of a Second Look Program by a Person other than the Bank; and

(ix) the operation of any Loyalty Program (except to the extent of any action taken or not taken by the Bank or its Related Interests as specifically required by any Transaction Document (including, without limitation, this Agreement and the Servicing Agreement));

provided, however, that in no event shall the Company be obligated to provide any indemnification under this Section 11.01(a) to the extent any Damages result from the negligence, recklessness, dishonest or fraudulent acts or willful misconduct (including acts and omissions) of the HSBC Entities.

(b) Indemnification by the Bank. The Bank shall indemnify and hold harmless the Company, its Affiliates and their respective officers, directors and employees from and against and in respect of any and all Damages, which are caused or incurred by, result from, arise out of or relate to:

(i) any Third Party Claims arising from the negligence, recklessness, dishonest or fraudulent acts or willful misconduct (including acts and omissions) of the HSBC Entities and their Related Interests relating to the Program;

(ii) any breach by the HSBC Entities or their Related Interests of any of the material terms, covenants, representations, warranties or other provisions contained in this Agreement or any Cardholder Agreement (or, in accordance with Section 7.11(a), deemed made); except to the extent such failure to perform is caused by the failure of the Company or any of its Affiliates to comply with its obligations under any Transaction Document (including, without limitation, this Agreement and the Servicing Agreement);

(iii) any actions or omissions by the Saks Companies or their Related Interests taken or not taken at the Bank’s written request or direction pursuant to this Agreement, except where the Saks Companies or their Related Interests would have been otherwise required to take such action (or refrain from acting) absent the request or direction of the Bank;

(iv) any Third Party Claims arising out of any failure by the HSBC Entities or their Related Interests to satisfy any of their obligations to Cardholders with respect to the Program or the Accounts, whether pursuant to the Cardholder Agreements or otherwise, or failure by any third party that the Bank permits to provide products and services in connection with the Program to fulfill any of its obligations;

(v) any Account Documentation, Credit Card or other product solicitations and communications to Cardholders approved by the Operating Committee or approved or provided by the Bank and used by the Saks Companies in that form and in accordance with Bank’s instructions and/or the Operating Procedures, other than any content in the Solicitation Materials that primarily relates to Loyalty Programs and was included in the Solicitation Materials in the form provided by the Saks Companies without any input from Bank;

(vi) any promotional inserts and messages included by Bank on billing statements for the Accounts; and

(vii) allegations by a third party that the use of the Bank Marks constitutes infringement of any intellectual property right of such third party;

provided, however, that in no event shall the Bank be obligated to provide any indemnification under this Section 11.01(b) to the extent any Damages result from (x) the negligence, recklessness, dishonest or fraudulent acts or willful misconduct (including acts and omissions) of the Saks Companies.

Section 8.02 The Program Agreement is hereby amended by deleting Section 11.03.

Article IX. AMENDMENT OF ARTICLE XII

Section 9.01 Section 12.14 of the Program Agreement is hereby amended by adding the following new subsection (c) at the end thereof:

“(c) The Company hereby irrevocably consents to the assignment of this Agreement by Bank to Capital One Financial Corporation, Capital One, National Association or Capital One (USA), National Association (the entity to which such assignment is made, the “Capital One Assignee”) pursuant to the Purchase and Sale Agreement, which assignment shall occur upon the closing of the Capital One Transaction, provided, however, that such consent and any such assignment shall not affect any claims the Company may have against the Bank or its Affiliates or its Related Interests, whether now existing or hereafter arising, to the extent relating to or arising out of matters existing or arising prior to such assignment or any claims in respect of any obligations or liabilities arising under this Agreement that are not assumed by the Capital One Assignee (the foregoing claims, “Retained Claims”). The Company hereby agrees that the Sixth Amendment, dated as of November 11, 2011, shall constitute the notice required under Section 7.02(c) of the Agreement. The Company hereby unconditionally and fully releases (i) Bank from any and all obligations and liabilities arising under this Agreement following such assignment solely to the extent the Capital One Assignee shall have expressly assumed the full performance of all of the covenants, obligations and liabilities of the Bank and its Affiliates under this Agreement following such assignment pursuant to a written agreement between the Capital One Assignee and the Bank and (ii) HFC from its obligations under any HSBC Guarantee to the extent they relate to obligations of Bank released under clause (i). The Company further agrees to substitute the Capital One Assignee for Bank with respect to all such obligations and liabilities. Notwithstanding the foregoing provisions of this Section 12.14(c), nothing herein shall constitute a release of any of the Retained Claims.”

Article X. ADDITION OF ARTICLE XIII

Section 10.01 The Program Agreement is hereby amended by inserting the following Articles XIII and XIV.

ARTICLE XIII RECOURSE PROGRAM

Section 13.01. Recourse Accounts

The Bank and the Company hereby agree to establish a program (the “Recourse Program”) that may, in accordance with the terms and subject to the conditions set forth in Schedule 13.01, apply to certain Accounts which the Bank would not otherwise approve under the Underwriting and Credit Policy.

ARTICLE XIV CO- BRAND PROGRAM AGREEMENT EXTENSION

Section 14.01. Extension of Co-Brand Program Agreement. The Bank and the Company agree that the Co-Brand Program Agreement shall be coterminous with this Agreement, unless the Co-Brand Program Agreement is terminated early by either party pursuant to Article VII of the Co-Brand Agreement. Accordingly, the end of the Term of the Co-Brand Program Agreement is hereby extended from April 15, 2013 to April 15, 2018; provided that the Co-Brand Program Agreement may be terminated early by either party as set forth in Article VII thereof and shall terminate upon a termination of this Agreement.

Article XI. MISCELLANEOUS

Section 11.01 As of the date hereof, the Bank hereby represents and warrants to the Saks Companies that neither the execution and the delivery of this Amendment, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under or create in any party the right to terminate, modify, or cancel the Purchase and Assumption Agreement.

Section 11.02 The provisions of Section 12.08 through 12.13 of the Program Agreement shall apply to this Amendment as if references therein to “this Agreement” shall be deemed to be references to “this Amendment.”

Section 11.03 Except as amended by this Amendment, the Program Agreement shall remain in full force and effect. This Amendment supersedes the Letter Agreement re Program B, dated as of November 22, 2010, by and between the Company and the Bank.

Section 11.04 This Amendment shall become effective on the Sixth Amendment Date, except that the provisions regarding the RAM Sharing Amount for Program A Accounts shall have become effective as of April 15, 2011.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment as of the date first above written.

SAKS INCORPORATED

By:	/s/ Michael Rodgers
	Name	Michael Rodgers
	Title	EVP - Chief Information & Operations Officer

SAKS FIFTH AVENUE, INC.

By:	/s/ Michael Rodgers
	Name	Michael Rodgers
	Title	EVP - Chief Information & Operations Officer

HSBC BANK NEVADA, N.A.

By:	/s/ Brian D. Hughes
	Name	Brian D. Hughes
	Title	EVP